REPORT OF INDEPENDENT
REGISTERED PUBLIC
ACCOUNTING FIRM

To the Trustees of Eaton Vance
Municipals Trust and the Shareholders of
Eaton Vance Alabama Municipal Income
Fund, Eaton Vance Arkansas Municipal
Income Fund, Eaton Vance Georgia
Municipal Income Fund, Eaton Vance
Kentucky Municipal Income Fund, Eaton
Vance Maryland Municipal Income
Fund, Eaton Vance Missouri Municipal
Income Fund, Eaton Vance North
Carolina Municipal Income Fund, Eaton
Vance Oregon Municipal Income Fund,
Eaton Vance South Carolina Municipal
Income Fund, Eaton Vance Tennessee
Municipal Income Fund, and Eaton
Vance Virginia Municipal Income Fund:
In planning and performing our audits of
the financial statements of Eaton Vance
Alabama Municipal Income Fund, Eaton
Vance Arkansas Municipal Income Fund,
Eaton Vance Georgia Municipal Income
Fund, Eaton Vance Kentucky Municipal
Income Fund, Eaton Vance Maryland
Municipal Income Fund, Eaton Vance
Missouri Municipal Income Fund, Eaton
Vance North Carolina Municipal Income
Fund, Eaton Vance Oregon Municipal
Income Fund, Eaton Vance South
Carolina Municipal Income Fund, Eaton
Vance Tennessee Municipal Income
Fund, and Eaton Vance Virginia
Municipal Income Fund (collectively the
"Funds") (certain of the funds
constituting Eaton Vance Municipals
Trust) as of and for the year ended
August 31, 2013, in accordance with the
standards of the Public Company
Accounting Oversight Board (United
States), we considered the Funds' internal
control over financial reporting,
including controls over safeguarding
securities, as a basis for designing our
auditing procedures for the purpose of
expressing our opinion on the financial
statements and to comply with the
requirements of Form N-SAR, but not for
the purpose of expressing an opinion on
the effectiveness of the Funds' internal
control over financial
reporting.  Accordingly, we express no
such opinion.
The management of the Funds is
responsible for establishing and
maintaining effective internal control
over financial reporting.  In fulfilling this
responsibility, estimates and judgments
by management are required to assess the
expected benefits and related costs of
controls.  A fund's internal control over
financial reporting is a process designed
to provide reasonable assurance
regarding the reliability of financial
reporting and the preparation of financial
statements for external purposes in
accordance with generally accepted
accounting principles.  A fund's internal
control over financial reporting includes
those policies and procedures that (1)
pertain to the maintenance of records
that, in reasonable detail, accurately and
fairly reflect the transactions and
dispositions of the assets of the fund; (2)
provide reasonable assurance that
transactions are recorded as necessary to
permit preparation of financial statements
in accordance with generally accepted
accounting principles, and that receipts
and expenditures of the fund are being
made only in accordance with
authorizations of management of the
funds and trustees of the trust; and (3)
provide reasonable assurance regarding
prevention or timely detection of
unauthorized acquisition, use, or
disposition of a fund's assets that could
have a material effect on the financial
statements.
Because of its inherent limitations,
internal control over financial reporting
may not prevent or detect
misstatements.  Also, projections of any
evaluation of effectiveness to future
periods are subject to the risk that
controls may become inadequate because
of changes in conditions, or that the
degree of compliance with the policies or
procedures may deteriorate.
A deficiency in internal control over
financial reporting exists when the design
or operation of a control does not allow
management or employees, in the normal
course of performing their assigned
functions, to prevent or detect
misstatements on a timely basis.  A
material weakness is a deficiency, or a
combination of deficiencies, in internal
control over financial reporting, such that
there is a reasonable possibility that a
material misstatement of a fund's annual
or interim financial statements will not be
prevented or detected on a timely basis.
Our consideration of the Funds' internal
control over financial reporting was for
the limited purpose described in the first
paragraph and would not necessarily
disclose all deficiencies in internal
control that might be material
weaknesses under standards established
by the Public Company Accounting
Oversight Board (United
States).  However, we noted no
deficiencies in the Funds' internal control
over financial reporting and their
operation, including controls for
safeguarding securities that we consider
to be a material weakness, as defined
above, as of August 31, 2013.
This report is intended solely for the
information and use of management and
the Trustees of Eaton Vance Municipals
Trust and the Securities and Exchange
Commission and is not intended to be
and should not be used by anyone other
than these specified parties.
/s/ Deloitte & Touche LLP

Boston, Massachusetts
October 18, 2013